Exhibit 99.1

Emerald Oil, Inc. Announces Pricing of Upsized Public Offering of Common Stock

DENVER, CO— May 17, 2013—Emerald Oil, Inc. (NYSE MKT: EOX) (the “Company”) announced today that it has priced an underwritten public offering of 12,000,000 shares of the Company's common stock at $6.10 per share. The Company has granted the underwriters a 30-day option to purchase up to an additional 1,800,000 shares of common stock. The Company intends to use the net proceeds from this offering, along with cash on hand and the proceeds from its recently announced private placement with White Deer Energy, cash flow from operations, proceeds from the sale of assets and additional borrowings under the credit facility, to fund its capital budget in 2013. Any remaining net proceeds will be used for general corporate purposes, including working capital. The offering is expected to settle on May 22, 2013, subject to the satisfaction of customary closing conditions.

In connection with the common stock offering, Canaccord Genuity Inc. and Johnson Rice & Company L.L.C. are acting as joint book-running managers and Global Hunter Securities, LLC and SunTrust Robinson Humphrey, Inc. are acting as co-managers.

The public offering is being made only by means of a prospectus supplement and accompanying base prospectus, which will be filed with the Securities and Exchange Commission. Once filed, copies of the prospectus supplement and accompanying base prospectus may be obtained from Canaccord Genuity, Attn: Syndicate Department, 99 High Street, 12th Floor, Boston, MA 02110, phone: (800) 225-6201 or Johnson Rice & Company L.L.C., Corporate Finance Department, 639 Loyola Avenue, Suite 2775, New Orleans, LA 70113, phone (504) 584-1231.

This press release does not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful. The offering is being made pursuant to an effective registration statement on Form S-3 previously filed by the Company with the Securities and Exchange Commission.

ABOUT EMERALD OIL, INC.

Emerald Oil is an independent exploration and production operator that is focused on acquiring acreage and developing wells in the Williston Basin of North Dakota and Montana, targeting the Bakken and Three Forks shale oil formations. Emerald Oil is based in Denver, CO. More information about Emerald Oil can be found at www.emeraldoil.com or by calling investor relations at 303-323-0008 x200

SAFE HARBOR

This press release contains forward-looking statements regarding future events and the Company’s future results that are subject to the safe harbors created under the Securities Act of 1933 (the “Securities Act”) and the Securities Exchange Act of 1934 (the “Exchange Act”). All statements other than statements of historical facts included in this report regarding the Company’s financial position, business strategy, plans and objectives of management for future operations, industry conditions, and indebtedness covenant compliance are forward-looking statements. When used in this report, forward-looking statements are generally accompanied by terms or phrases such as “estimate,” “project,” “predict,” “believe,” “expect,” “anticipate,” “target,” “plan,” “intend,” “seek,” “goal,” “will,” “should,” “may” or other words and similar expressions that convey the uncertainty of future events or outcomes. Items contemplating or making assumptions about, actual or potential future sales, market size, collaborations, and trends or operating results also constitute such forward-looking statements.

Forward-looking statements involve inherent risks and uncertainties, and important factors (many of which are beyond the Company’s control) that could cause actual results to differ materially from those set forth in the forward-looking statements, including the following, general economic or industry conditions, nationally and/or in the communities in which the Company conducts business, changes in the interest rate environment, legislation or regulatory requirements, conditions of the securities markets, our ability to raise capital, changes in accounting principles, policies or guidelines, financial or political instability, acts of war or terrorism, other economic, competitive, governmental, regulatory and technical factors affecting the Company’s operations, products, services and prices.

The Company has based these forward-looking statements on its current expectations and assumptions about future events. While management considers these expectations and assumptions to be reasonable, they are inherently subject to significant business, economic, competitive, regulatory and other risks, contingencies and uncertainties, most of which are difficult to predict and many of which are beyond the Company’s control.

INVESTOR RELATIONS CONTACT:

Emerald Oil, Inc.

Marty Beskow

Vice President of Finance / Capital Markets

303-323-0008 x107

info@emeraldoil.com

www.emeraldoil.com